CONESTOGA ENTERPRISES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       To Be Held May 2, 1998

TO THE SHAREHOLDERS OF THE COMPANY:

    The annual meeting of the Shareholders of CONESTOGA ENTERPRISES, INC. (the "Company") will be held at the Office of the Company, 202 East First Street, Birdsboro, Pennsylvania, 19508, on Saturday, May 2, 1998, at 10:00 A.M., for the following purposes:
    1.   To elect 3 Class II Directors for a term of 3 years.
    2. To ratify the appointment of Beard and Company, Inc., as independent accountants of the Company for 1998.
    3. To transact such other business as may properly come before the meeting or any adjournment thereof.
    A copy of the Annual Report for 1997 is enclosed for your information.
    The Board of Directors has fixed the close of business on April 3, 1998, as the record date for the determination of Shareholders entitled to notice of and to vote at said meeting.
    You are requested to vote, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. If you attend the meeting and decide you want to vote in person, the proxy will not be used.


                                  By order of the Board of Directors


Date:  April 9, 1998              Kenneth A. Benner, Secretary

                           PROXY STATEMENT
                 1998 ANNUAL MEETING OF SHAREHOLDERS


           SOLICITATION OF PROXY, REVOCABILITY AND VOTING


General
    The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Conestoga Enterprises, Inc., a Pennsylvania corporation (the "Company"), for use at the 1998 annual meeting of shareholders to be held on May 2, 1998 (the "Annual Meeting"). Only shareholders of record on April 3, 1998 will be entitled to vote at that meeting. On April 3, 1998, the Company had 4,620,194 shares of Common Stock outstanding.
    The Company's principal executive offices are located at 202 East First Street, Birdsboro, Pennsylvania 19508. The approximate date on which the Proxy Statement and the accompanying proxy are first being sent to shareholders is April 9, 1998.
    Proxies which are validly executed by shareholders and received by the Company prior to the meeting will be voted in accordance with the instructions contained thereon. A shareholder may substitute the name of another person on the accompanying proxy in place of those persons presently named as proxies.
In order to vote, a substitute must present adequate identification to the Secretary before the voting occurs.

Voting
    In all matters other than the election of directors, each share of Common Stock outstanding on the record date is entitled to one vote. The holders of a majority of the outstanding shares must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.
    In all elecions for directors, each Shareholder shall have cumulative voting rights, which is the right to cast as many votes in the aggregate as shall equal the number of shares held by him or her multiplied by the number of directors to be elected, and each Shareholder may cast the whole number of votes for 1 candidate or distribute such votes among 2 or more candidates.
    The affirmative vote of the holders of a plurality of votes cast at the Annual Meeting will be required to elect directors, and the affirmative vote of the holders of the majority of the votes cast will be required to act on all other matters to come before the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who will also determine whether or not a quorum is present. Shares represented by each duly signed proxy will be voted as directed by the shareholder thereon, and, if no direction is given on a duly signed proxy, the shares subject to that proxy will be voted in favor of the proposals described in this Proxy Statement. The shares will be voted in the judgment of the persons named in the proxy upon such other business as may properly come before the meeting. Shares represented by proxies submitted by brokers who indicate that they do not have authority to vote on a particular matter will be counted as shares that are present for purposes of determining the presence of a quorum, but as unvoted (i.e., not cast) for purposes of determining the approval of the particular matter in question.

Revocability of Proxy
    Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by the presentation at the meeting of a duly executed proxy bearing a later date. It also may be revoked by attendance at the meeting and election to vote in person. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

Solicitation
    The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. In addition to use of the mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone.


                           PROPOSAL NO. 1
                        ELECTION OF DIRECTORS


    The Company's Board consists of 9 directors, serving in three classes of 3 directors each, the respective terms of which expire alternately over a three-year period. One of the three classes is elected each year to succeed the directors whose terms are expiring. One of the purposes of the meeting is to elect 3 Class II Directors to the Board. The nominees for Class II directors are Kenneth A. Benner, F. M. Brown and Donald R. Breitenstein.
    Unless otherwise specified by the stockholders, the shares represented by the proxies will be voted, either cumulatively or non-cumulatively, in the discretion of the proxy holders, for the nominees for Class II directors. If any nominee should become unable to serve, an event not anticipated, the proxies will be voted for another person designated by the present Board. The 3 nominees with the highest number of votes will be elected to the Board. Vacancies in the Board may be filled by the Board, and any director chosen to fill a vacancy would hold office until the next election of the class for which such director had been chosen.
    Information with respect to each nominee and each director whose term will continue after the Annual Meeting is set forth in the following sections.
Such information includes summaries of their background, business experience and principal occupations with the Company, its subsidiaries, and otherwise. The Company's two telephone utility subsidiaries are Conestoga Telephone and Telegraph Company and Buffalo Valley Telephone Company, referred to herein as "CT&T" and "BVT", respectively.


Information Concerning Nominees For Election as Directors

                   Class II (Term Expires in 2001)

Kenneth A. Benner; Age 50; Secretary/Treasurer
    Mr. Benner has been a member of the Board and its Secretary/Treasurer since June, 1989. He was elected to the board of directors of CT&T in 1972, and has served as its Secretary/Treasurer since 1982. He has been employed by CT&T since 1974. In June, 1996, Mr. Benner was appointed Vice President and General Manager of BVT.

F. M. Brown; Age 73; Chairman of the Board; President of F. M. Brown's Sons, Inc., Feed and Flour Manufacturers, Sinking Spring, PA
    Mr. Brown has been a member of the Board since June, 1989 and its Chairman since May, 1996. He served as the Company's President from June, 1989, until May, 1996, when he relinquished his position as President and was elected Chairman of the Board. Mr. Brown has been a member of the board of directors of CT&T since 1972, and served as its President from 1979 until May, 1996. He is President of F.M. Brown's Sons, Inc., feed and flour manufacturers, Sinking Spring, Pennsylvania.

Donald R. Breitenstein; Age 57; Controller
    Mr. Breitenstein has been a member of the Board and the Company's Controller since June, 1989. He has been employed by CT&T since 1962. He was appointed CT&T's Controller in 1986, and to its board of directors in 1987.

Information Concerning Directors Who Are Not Standing for Election at the 1998 Annual Meeting

                Class III (Term Expires in 2000)

Richard G. Weidner; Age 71; Retired
    Mr. Weidner has been a member of the Board since June, 1989. He was appointed to the board of directors of CT&T in June 1988. He retired as President of Beard and Company, Inc., Certified Public Accountants, in 1986.

Jean M. Ruhl; Age 56; Retired
    Ms. Ruhl has been a member of the Board since November, 1996. She served as a member of the board of directors of BVT from 1990 until its acquisition by the Company in 1996. She is retired, having served as Chief Financial Officer and Manager of Solar Master Film Corporation from 1974 until 1990.

John M. Sausen; Age 64; Self-Employed Accountant, Oley, PA
    Mr. Sausen has been a member of the Board since June, 1989. He was elected to the board of directors of CT&T in 1974. He is a self-employed accountant with an office in Oley, PA.

                   Class I (Term Expires in 1999)

John R. Bentz; Age 62; President
    Mr. Bentz has been a member of the Board since 1989, and has been President of the Company since May, 1996. He has been employed by CT&T continuously since 1958. In March 1980, he was appointed Manager-Operations, and in January 1982, was elected Executive Vice President-Operations. In October, 1986, he was appointed to the board of directors of CT&T and named Executive Vice President.

James H. Murray; Age 69; Vice President; Partner, Miller and Murray, LLP, Attorneys-at-Law, Reading, PA
    Mr. Murray has been a member of the Board and a Vice President of the Company since June, 1989. He has been a member of the board of directors of CT&T since 1957. In June, 1988, he was elected Vice President of CT&T. He is a partner of the law firm of Miller and Murray, LLP, Reading, Pennsylvania, legal counsel to the Company.

Robert M. Myers; Age 50; Director of Personnel, Reading Hospital and Medical Center, Reading, PA
    Mr. Myers was elected to the Board in 1996. He is the Director of Personnel of the Reading Hospital and Medical Center where he has been employed since 1982.


                    BOARD MEETINGS AND COMMITTEES


    The Board of Directors of the Company during the last fiscal year had 12 regularly scheduled meetings and 3 special meetings. Each incumbent director attended 75% or more of the total number of meetings of the Board and the Committees of which he was a member.
    The Board of Directors has a standing audit committee of which Mr. Sausen, Mr. Weidner and Ms. Ruhl are members. This committee reviews with the independent auditors the plan and results of the auditing engagement. The audit committee of the Company held 4 meetings during the last fiscal year.
    The Board of Directors has an executive committee of which Mr. Sausen, Mr. Murray and Mr. Brown are members. This committee reviews and makes recommendations to the Board of Directors on matters of major policy. The executive committee of the Company held 4 meetings during the last fiscal year.
    The Board of Directors has a compensation committee of which Mr. Sausen, Mr. Murray and Mr. Brown are members. This committee reviews at least annually the salaries of the executive management and makes appropriate recommendations to the Board of Directors. The compensation committee of the Company held one meeting during the last fiscal year.
    The Board of Directors does not have a nominating committee.

Director Compensation
    During 1997, the Company paid each non-employee member of the Board an annual director's salary of $6,000. In addition, the Company paid them a fee of $750 for each meeting of the Board he or she attended and a fee of $400 for each committee meeting he or she attended. The directors were not paid additional compensation for attending board or committee meetings of the Company's subsidiaries.
    Messrs. Benner, Bentz and Breitenstein are employees of the Company or one of its subsidiaries and, as such, do not receive additional compensation for serving on the Board and the boards of its subsidiaries or for attending directors' and committee meetings.
    In 1997, the Company paid $7,338 to Mr. Brown for his services as Chairman of The Board. In 1997, CT&T paid $2,400 to Mr. Weidner for his services as a consultant.
    In 1997, the Company and its subsidiaries paid the law firm of Miller and Murray, LLP, of which Mr. Murray was a partner, the sum of $163,528 in legal fees.
                         EXECUTIVE OFFICERS

    The names, ages, and positions of the executive officers of the Company are set forth below. All officers of the Company serve for terms of one year and until re-elected or until a successor is duly elected at the Annual Meeting of directors, which follows the annual shareholders' meeting. No officers have any arrangements or understandings with any other person pursuant to which such officer was or is to be selected as an officer.


John R. Bentz; Age 62; President
    Mr. Bentz has been employed by CT&T continuously since 1958. In March 1980, he was appointed Manager-Operations, and in January 1982, was elected Executive Vice President-Operations. In October, 1986, he was appointed to the board of directors of CT&T and named Executive Vice President. He was elected Executive Vice President and a member of the Company's Board at its organizational meeting in June, 1989. He was elected President of the Company in May, 1996.

Albert H. Kramer; Age 43; Executive Vice President
    Mr. Kramer was appointed Executive Vice President in August, 1997, and has been employed by the Company since September, 1995, originally serving as Vice President, Finance and Administration. Prior to that he was employed by Denver and Ephrata Telephone Company for 11 years, serving as Chief Financial Officer during the last 5 years of his employment.

Joseph P. Laffey; Age 45; Vice President, Regulatory Affairs
    Mr. Laffey has been employed by the Company as Vice President, Regulatory and External Affairs, since May 1996. Prior to that he was employed by Commonwealth Telephone Company for 17 years, serving as Vice President of Revenue Requirements during the last year of his employment; and Director of Revenue Requirements for four years prior thereto.

Donald R. Breitenstein; Age 57; Controller
    Mr. Breitenstein has been employed by CT&T since 1962. He worked as Accountant until September, 1979, when he was appointed Accounting Supervisor. He was appointed CT&T's Accounting Manager in 1981, and Controller in 1986.
He was appointed to the board of directors of CT&T in 1987. He was elected the Company's Controller and a member of its Board at its organizational meeting in June, 1989.

Thomas C. Keim; Age 52; Vice President Telecom Group
    Mr. Keim was appointed Vice President Telecommunications Group in August, 1997. He had previously served as Vice President, Operations, since October, 1994, and prior to that as Network Services Manager since February 1984. Mr. Keim has been employed by CT&T since 1964.

Kenneth A. Benner; Age 50; Secretary/Treasurer
    Mr. Benner has been employed by CT&T since 1974. He was elected to the board of directors of CT&T in 1972, and has served as its Secretary/ Treasurer since 1982. He was elected Secretary/Treasurer and a member of the Company's Board at its organizational meeting in June, 1989. In June, 1996, he was appointed Vice President and General Manager of BVT.




                  SECURITY OWNERSHIP OF MANAGEMENT


    The following table reflects, as of March 1, 1998, the total Common Stock ownership of the Company by each director and reporting officer, and by all directors and executive officers as a group. The Company's voting Common Stock is its only class of voting equity securities. Each named individual and all members of the group exercise sole voting and investment power.

                                   Amount
        Name                    and Nature of
         of                      Beneficial                Percent
     Beneficial                   Ownership                  of
       Owner                 (See 1 and 2 Below)            Class

Kenneth A. Benner                  25,037                    .53

John R. Bentz                      20,052                    .43

Donald R. Breitenstein              6,217                    .13

F. M. Brown                        99,758                   2.12

James H. Murray                    37,074                    .79

Robert M. Myers                     2,995                    .06

Jean M. Ruhl                       50,000                   1.06

John M. Sausen                     88,989                   1.91

Richard G. Weidner                  2,791                    .06

Thomas C. Keim                     33,579                    .71

Albert H. Kramer                      528                    .01

Joseph P. Laffey                      118                    .00


All Directors and Officers        368,138                   7.83
  as a Group (12 persons)

    1. Under the proxy rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under these proxy rules.
    2. Included in the shares set forth in the table above are (a) shares beneficially owned by the director, or officer, his wife, minor children and relatives living in his house and includable in such table under rules of the Securities and Exchange Commission, and (b) shares which are deemed to be beneficially owned because the director or officer has voting power or power of disposition with respect to the shares. Share amounts are reported as of March 1, 1998 and percentages of share ownership are calculated based upon 4,700,405 shares of Common Stock of the Company outstanding as of that date. The information in the table is based upon data furnished to the Company by, or on behalf of, the persons referred to in the table.


                        EXECUTIVE COMPENSATION


Report of the Compensation Committee

    Executive Compensation Program
    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors composed of Mr. Brown, Mr. Murray and Mr. Sausen.
    The executive compensation administered by the Committee is primarily that of John R. Bentz, President and Chief Executive Officer; Thomas C. Keim, Vice President Telecom Group; Albert H. Kramer, Executive Vice President; Joseph J. Laffey, Vice President of Regulatory and External Affairs; and Donald R. Breitenstein, Controller.
    The Company's executive compensation program consists of a base salary and a potential annual cash incentive award, which is designed to achieve the following objectives:
    (1) to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of those abilities;
    (2) to support the Company's business mission of providing superior telecommunications services to its customers, continually increasing shareholder value and treating its employees fairly in the process; and
    (3) linking executive compensation to increased corporate financial performance and profitability.

    Base Compensation
    Base salaries of executive officers are determined by evaluating the responsibilities of their positions and by comparing salaries paid in the competitive marketplace to executives with similar experience and responsibilities. The Company employs an outside compensation consulting firm to review annually these comparisons and update the salary ranges for all salary grades. The Compensation Committee considers both financial and non-financial performance measures in making salary adjustments.
    In March 1997, the Board of Directors approved a 4.0% merit increase in Mr. Bentz's base salary to $154,500.00. The Committee reviewed Mr. Bentz's performance during 1996 and made a favorable assessment based upon the significant improvement in the Company's financial results and the successful integration of BVT into the Company.

    Incentive Compensation
    The Compensation Committee believes that executives should have a greater portion of their compensation at risk than other employees. In 1996, the Company instituted an annual executive incentive plan. This plan allows the participants to earn an annual bonus of 10-30% of base salary if certain corporate financial goals are met. The goals are set annually by the Board of Directors. In 1997, the goals focused on increasing overall corporate operating income and cash flow. If these goals are not met, there is no payment for that year. Based upon the Company's financial performance in 1997, plan participants (including Mr. Bentz) received incentive bonuses equal to 12.5% of base pay.
SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE COMPANY'S BOARD OF DIRECTORS:
John M. Sausen
James H. Murray
F. M. Brown

Compensation Committee Interlocks and Insider Participation
    Messrs. Brown, Murray and Sausen are the members of the Company's Executive Committee.
    During 1997, Mr. Brown served as Chairman of the Board.    Mr. Brown has
participated in all discussions and decisions concerning executive compensation.
    Mr. Murray is a Vice President of the Company. Mr. Murray is a partner of the law firm of Miller and Murray, LLP, 542 Court Street, Reading, Pennsylvania, which firm performs legal services for the Company and its subsidiaries. Mr. Murray is not a full time employee of the Company and is not compensated as such. Mr. Murray participates in all discussions and decisions concerning executive compensation.


Summary of Cash and Certain Other Compensation
    The following table sets forth information concerning annual and long term compensation for services in all capacities to the Company during the years ended December 31, 1997, 1996 and 1995 of those persons who were, at December 31, 1997, the chief executive officer and the four other most highly compensated executive officers of the Company whose compensation in 1997 exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE
                                                   Long Term Compensation

                        Annual Compensation             Awards       Payouts

  (a)           (b)     (c)       (d)     (e)      (f)       (g)      (h)
                                         Other            Securities
                                         Annual Restricted  Under-
Name and                                 Compen-Stock       lying     LTIP
Principal                                sationsAwards     Option/   Payouts
Position       Year  Salary($)  Bonus($)(1)($)    ($)(2)   SARs(#)(2) ($)


John R. Bentz, 1997  $156,319   $18,563    None     0           0       0
President      1996   147,832   $25,371    None   423         900       0
               1995   143,298    None      None   423         900       0

Albert H.      1997  $132,302   $15,300    None     0           0       0
Kramer,        1996  $121,948   $21,000    None     0           0       0
Executive      1995    36,978    None      None     0           0       0
Vice President

Joseph J.      1997  $117,072   $13,750    None     0           0       0
Laffey, Vice   1996    77,604    19,250    None     0           0       0
President,
Regulatory and
External Affairs

Donald R.      1997  $108,794   $12,938    None     0           0       0
Breitenstein,  1996   103,000   $17,672    None    94         200       0
Controller     1995   101,034    None      None    94         200       0

Thomas C.      1997  $105,230   $12,500    None     0           0       0
Keim, Vice     1996    98,176   $15,844    None   212         450       0
President      1995    90,587    None      None   212         450       0
Telecom
Group
SUMMARY COMPENSATION TABLE




  (a)           (i)


Name and         All Other
Principal       Compen-
Position        sation($)(3)(4)


John R. Bentz, 1997  $22,757
President      1996   21,435
               1995   20,771

Albert H.      1997  $ 6,898
Kramer,        1996    5,488
Executive      1995      311
Vice President

Joseph J.      1997  $ 4,307
Laffey, Vice   1996    2,817
President,
Regulatory and
External Affairs

Donald R.      1997   $16,570
Breitenstein,  1996    14,935
Controller     1995    14,642

Thomas C.      1997   $ 5,632
Keim, Vice     1996     4,159
President      1995     4,074
Telecom
Group
    1. The bonus is a 12.5% incentive bonus paid to each of the Named Executive Officers under the Company's annual executive incentive plan instituted in 1996.
    2. Messrs. Bentz, Breitenstein, and Keim subscribed for 900, 200, and 450 shares respectively under the fifth offering of the Employees' Stock Purchase Plan, which offering commenced on August 1, 1995, and closed on August 31, 1997.
    3. "All Other Compensation" includes amounts accrued during each of the years stated in the Table for the accounts of Messrs. Bentz and Breitenstein under the employment contracts, described under the heading "Employment Contracts", between each of them and CT&T.
    4. "All Other Compensation" includes amounts contributed for the accounts of the Named Executive Officers under CT&T's 401(k) Plan, and, for periods prior to June 1, 1995, under the CT&T Savings and Investment Plan. Messrs. Bentz, Kramer, Laffey, Breitenstein, and Keim participated in the 401(k) Plan in 1997, and CT&T contributed against their contributions $7,125; $6,898; $4,307; $5,691 and $5,632, respectively.
    The following table reports exercises of stock options and stock appreciation rights (SARs) by the Named Executive Officers during 1997 and the value of their unexercised stock options and SARs as of December 31, 1997. No stock options were outstanding on December 31, 1997. The Company has not issued any SARs to the Named Executive Officers.


                 AGGREGATED OPTION EXERCISES IN 1997
                     AND YEAR-END OPTION VALUES
      (a)        (b)               (c)              (d)              (e)

                                                 Number of
                                                 Securities      Value of
                                                 Underlying      Unexercised
                                                 Unexercised     In-the-Money
              Number of                          Options         Options
              Shares                             at 12/31/97     at 12/31/97
              Acquired on       Value Realized   Exercisable/    Exercisable/
     Name     Exercise          ($)(1)           Unexercisable   Unexercisable

John R. Bentz,   900               1,242            0    0         0       0
President

Thomas C. Keim,  450                  621            0    0         0       0
Vice President
Telecommunications
Group


    1.   Stock options were granted to employees of the Company in August
1995 under the fifth offering of the Employees' Stock Purchase Plan (the "Plan"), the Closing Date of which was August 31, 1997. Under that offering Messrs. Bentz and Keim purchased 900 and 450 shares, respectively. The option price per share under the Plan was 95% of the average of the closing sales prices of the shares as quoted on NASDAQ for the days on which sales were reported during the ten (10) business days prior to the Closing Date, August 31, 1997, but not less than 95%, nor more than 108.5%, of the average of the closing sales prices of the shares as quoted on NASDAQ for the days on which sales were reported during the ten (10) business days prior to the Offering Date, August 1, 1995. The average price of the shares, determined as described above, on the Offering Date was $26.16 per share, so the lowest price under the offering was $24.85 per share, that is, 95% of the price on the Offering Date. The average price of the shares, determined as described above, on the Closing Date was $27.64, and consequently the offering price was $26.26, 95% of such average price.

Pension Plan
    The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (65) under the Company's qualified defined benefit pension plan for employees with years of service ranging from 15 through 40 years and earning compensation ranging from $100,000 to $190,000:

                        PENSION PLAN TABLE
                                     Years of Service
Compensation      15      20      25      30      35      40
100,000          15,000  20,000  25,500  31,000  37,500  44,000
110,000          16,500  22,000  28,050  34,100  41,250  48,400
120,000          18,000  24,000  30,600  37,200  45,000  52,800
130,000          19,500  26,000  33,150  40,300  48,750  57,200
140,000          21,000  28,000  35,700  43,400  52,500  61,600
150,000          22,500  30,000  38,250  46,500  56,250  66,000
160,000          24,000  32,000  40,800  49,600  60,000  70,400
170,000          25,500  34,000  43,350  52,700  63,750  74,800
180,000          27,000  36,000  45,900  55,800  67,500  79,200
190,000          28,500  38,000  48,450  58,900  71,250  83,600

    The normal retirement benefit at age 65 is 1.0% of the employees' "average pay" multiplied by years of service to normal retirement date for the first twenty (20) years of service; 1.1% for service in excess of twenty (20) years but less than thirty (30) years; 1.3% for service in excess of thirty (30) years but less than forty (40) years; and 1.0% for service in excess of forty
(40) years. "Average pay" is defined as the average of the highest 5 consecutive years of salary during an employee's last 10 years as a plan participant. For 1997, Mr.Bentz' covered compensation was $156,319; Mr. Kramer's $132,302; Mr. Laffey's $117,072; Mr. Breitenstein's $108,794; and Mr. Keim's $105,230. These were the amounts reported as "salary" in the Summary Compensation Table. In 1998 Mr. Bentz will have 40, Mr. Kramer 3, Mr. Laffey 2, Mr. Breitenstein 35, and Mr. Keim 32, credited years of service under the Plan. Benefits are computed as straight-life annuity amounts. The benefits listed in the Pension Plan Table are not subject to any deduction for Social Security or other offset amounts. Although the normal retirement age is 65, an employee with ten years of service may retire at age 55 with actuarially reduced benefits. An employee who has attained the age of 55, but not 65, may retire without any actuarial reduction of his benefits, if the sum of his age and years of service with CT&T is at least
eighty (80) when he retires.   The years and months of service of an employee
are the total length of time that he is employed by CT&T.

Employment Contracts
    CT&T has entered into employment contracts with John R. Bentz, President, and Donald R. Breitenstein, Controller, whereby CT&T has agreed to pay to each of them, or his estate, at such time as he (1) elects to retire from the active and daily service of CT&T on or after a specified date, (2) becomes disabled or (3) dies at any time during the period of employment covered by the agreement, additional retirement, disability, or death compensation equal to ten percent (10%) of his annual gross salary, before deductions, for each year he is employed by CT&T after the date specified in his contract. Such compensation is payable commencing one (1) month after his retirement on or after his specified retirement date, his disability or death, as applicable, in equal monthly installments of 1/120 of the amount of additional compensation accumulated. The obligation of CT&T to make such payments is conditioned and contingent upon the employee remaining an employee of CT&T until his specified retirement date, unless prior to attaining such retirement age he dies, becomes disabled, or terminates his employment with CT&T for proper cause. CT&T is obligated to employ each of them until he attains the age of 65 unless his employment is terminated prior thereto as a result of his early retirement, death, disability or for proper cause.
    Mr. Bentz' contract is dated January 28, 1987, and benefits are accrued under it for each year he is employed by CT&T after January 1, 1983. He is currently eligible for retirement under the contract. The amount of $15,632 accrued for Mr. Bentz under his contract for 1997 is included in the Summary Compensation Table under the heading "all other compensation". The total amount accrued for Mr. Bentz under his contract as of December 31, 1997 was $158,064, which upon his retirement on or after December 31, 1997, disability or death would provide him equal monthly payments of $1,317 for ten years.
    Mr. Breitenstein's contract is dated March 22, 1989, and benefits accrue under it for each year he is employed by CT&T after January 1, 1989. His retirement date is on or after December 31, 2005. The amount of $10,879 accrued for Mr. Breitenstein under his contract for 1997 is included in the Summary Compensation Table under the heading "all other compensation". The total amount accrued for Mr. Breitenstein under his contract as of December 31, 1997, was $83,039, which upon his retirement on or after December 31, 2005, disability or death would provide him equal monthly payments of $692 for ten years.
    CT&T and Mr. Kramer have also entered into an employment contract dated September 1, 1995. The contract provides for a three year term commencing on September 1, 1995, and terminating on August 31, 1998, with provision for the continuation of the relationship beyond the three year term. It prescribes Mr. Kramer's compensation, duties and the extent of his services. It does not provide for deferred compensation.
    CT&T and Mr. Laffey have entered into an employment contract dated May 29, 1996. The contract provides for a three year term commencing on May 29, 1996, and terminating on May 28, 1999, with provision for the continuation of the relationship beyond the three year term. It prescribes Mr. Laffey's compensation, duties and the extent of his services. It does not provide for deferred compensation.


            SHAREOWNER RETURN PERFORMANCE PRESENTATION


    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareowner return on the Company's Common Stock against the cumulative total return of the S & P 500 Stock Index and the S & P Telephone Index for the period of five calendar years commencing on December 31, 1992 and ending on December 31, 1997.

Comparison of Five Year Cumulative Total Return
220

200

180

160

140

120

100

 80
      Dec.       Dec.       Dec.       Dec.       Dec.       Dec.
      1992       1993       1994       1995       1996       1997

                   CEI         S&P 500         S&P TEL


                   1992   1993    1994    1995    1996    1997

CEI                 100    105     109     133     121     154
S&P 500             100    110     112     153     189     252
S&P TEL.            100    115     111     167     168     235

                  DEC 92  DEC 93  DEC 94  DEC 95  DEC 96  DEC 97



                        PROPOSAL NO. 2
                RATIFICATION OF THE APPOINTMENT OF
                BEARD & COMPANY, INC., AS AUDITORS


    The Board of Directors has appointed the firm of Beard & Company, Inc., independent certified public accountants, to audit the accounts and certify the financial statements of the Company for the year ending December 31, 1998, subject to the approval of the Shareholders. Beard and Company, Inc., was the independent certified public accountants for the Company for the year ended December 31, 1997. The Shareholders are asked to approve the action of the Board of Directors in making such appointment for 1998, and it is intended that proxies not limited to the contrary will be voted for ratification of such appointment. A representative of Beard and Company, Inc., is expected to be present at the Shareholders' meeting with the opportunity to make a statement if he desires to do so, and such representative is expected to be available to respond to appropriate questions.


          SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING


    If any Shareholder desires to have a proposal included in the proxy statement for the 1999 Annual Meeting of Stockholders, the proposal must be received by the Company in writing on or before December 10, 1998, by certified mail, return receipt requested. The proposal must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission, the laws of the Commonwealth of Pennsylvania and the Company's By-Laws relating to such inclusion. Stockholder proposals may be mailed to the Corporate Secretary, Conestoga Enterprises, Inc., 202 East First Street, Birdsboro, Pennsylvania 19508.


                          OTHER MATTERS


    The foregoing are the only items of business which the Management intends to present, or is informed that others will present, at the meeting for any action as to which proxies received in response to this solicitation are to be exercised or used for a quorum. However, if other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the same in accordance with their judgment.


                        By Order of the Board of Directors


                        Kenneth A. Benner, Secretary


Dated:  April 9, 1998













1998
CONESTOGA ENTERPRISES, INC.
P R O X Y


                                             THIS PROXY IS SOLICITED ON
NUMBER OF SHARES                             BEHALF OF THE MANAGEMENT OF
                                             CONESTOGA ENTERPRISES, INC.



                                          Please sign and return promptly in
                                          the enclosed envelope which requires
                                          no postage if mailed in the U.S.A.

The undersigned hereby appoint(s) John M. Sausen and Richard G. Weidner, or in the absence of either of them, the one which may be present, or
                                                            , as Proxies, each
with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Conestoga Enterprises, Inc. held of record by the undersigned on April 3, 1998, at the annual meeting of shareholders to be held on May 2, 1998, or any adjournment thereof.

1.ELECTION OF DIRECTORS
                                             WITHHOLD AUTHORITY TO VOTE
FOR all nominees listed below    [   ]       FOR all nominees listed below [   ]
(except as marked to the
  contrary below)

Kenneth A. Benner, Donald R. Breitenstein, and F. M. Brown


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)




2.PROPOSAL TO RATIFY THE APPOINTMENT OF BEARD & COMPANY, INC., as the independent accountants ofthe Company for 1998.

FOR [   ]        AGAINST [   ]          ABSTAIN [   ]

3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY and
the shares represented hereby will be voted as specified.   IF NO
SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1 and 2. If any of such nominees for director is unavailable to serve as director, the proxy or proxies will vote for another person or persons designated by the Board of Directors of the Company. This proxy may be revoked at any time prior to its exercise.

DATED:                         Sign Here
                               Sign Here

                           When signing as attorney in fact, administrator, executor, trustee, guardian or custodian, please give full title as such. If the stock is registered in more than one name, each joint owner should sign. If the signer is a corporation, sign in the full corporate name by a duly authorized officer.